Exhibit 10.1

EXECUTION VERSION

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”), dated as of April 6, 2016, is by and among Pfizer Inc., a Delaware corporation (the “Company”), Allergan plc, an Irish public limited company (“Parent”), Watson Merger Sub Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), and Allergan Medical GmbH (f/k/a Allergan Medical S.À.R.L.), a wholly owned Subsidiary of Parent (“Medical”) (each, a “Party” and collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of November 22, 2015 (as amended on March 4, 2016 by Amendment No. 1, the “Merger Agreement”, and capitalized terms used herein and not defined having the meanings assigned thereto in the Merger Agreement);

WHEREAS, the Parties acknowledge that, on April 4, 2016, an “Adverse Tax Law Change” (as defined in the Merger Agreement) occurred; and

WHEREAS, as result of such Adverse Tax Law Change, the Parties desire to terminate the Merger Agreement by mutual written consent, and to release each other from all claims, obligations and liabilities arising out of, in connection with or relating to the Merger Agreement, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Termination. Pursuant to Section 8.1(a) of the Merger Agreement, the Parties hereby agree that the Merger Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby (collectively, the “Transaction Documents”), are hereby terminated effective immediately on the date hereof (the “Termination Time”) and, notwithstanding anything to the contrary in the Transaction Documents, including Section 8.2 of the Merger Agreement, the Transaction Documents are terminated in their entirety and shall be of no further force or effect whatsoever (the “Termination”).

2. Expenses. The Company agrees to pay Parent $150,000,000.00 (which payment shall be in respect of Parent’s costs, fees and expenses incurred in connection with the authorization, preparation, negotiation, execution, performance and termination of the Transaction Documents and the Transactions) (the “Expense Reimbursement”) by wire transfer to an account designated by Parent, which Expense Reimbursement shall be made within three (3) business days of the Termination Time.

3. Mutual Release; Disclaimer of Liability. Each of the Company and Parent, each on behalf of itself and each of its respective successors, Subsidiaries (in the case of Parent, including Merger Sub and Medical), Affiliates, divisions, assignees, officers, directors, employees, representatives, agents, shareholders and advisors (the “Releasors”), does, to the fullest extent permitted by Law, hereby fully release, forever discharge and covenant not to sue any other Party, any of their respective successors, Subsidiaries, Affiliates, divisions or assignees, and any of their respective present or former officers, directors, employees, representatives, agents, shareholders, financial advisors, auditors, attorneys, heirs, administrators, devisees or legatees (collectively the “Releasees”), from and with respect to any and all liability, claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, charges, damages, expenses and fees (including attorney’s, financial advisor’s or other fees) (“Claims”), howsoever arising, whether based on any Law or right of action, known or unknown, mature or unmatured, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, which Releasors, or any of them, ever had or now have or can have or shall or may hereafter have against the Releasees, or any of them, in connection with, arising out of or related to the Transaction Documents or the transactions contemplated therein or thereby. The release contemplated by this Section 3 is intended to be as broad as permitted by Law and is intended to, and does, extinguish all Claims of any kind whatsoever, whether in Law or equity or otherwise, that are based on or relate to facts or conditions or actions (known or unknown) that have existed or occurred at any time from the beginning of time to and including the Termination Time. Each of the Releasors hereby expressly waives to the fullest extent permitted by Law the provisions, rights, and benefits of California Civil Code § 1542 (or any similar Law), which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Nothing in this Section 3 shall (i) apply to any action by any Party to enforce the rights and obligations imposed pursuant to this Agreement or the Confidentiality Agreement or (ii) constitute a release by any Party for any Claim arising under this Agreement or the Confidentiality Agreement.

4. Representations and Warranties. Each Party represents and warrants to the other that: (i) such Party has all requisite corporate power and authority to enter into this Agreement and to take the actions contemplated hereby; (ii) the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Party, including any necessary approval of each of such Party’s relevant boards of directors; and (iii) this Agreement has been duly and validly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms.

5. Further Assurances. Each Party shall, and shall cause its Subsidiaries and Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable Laws to effectuate the Termination. Without limiting the generality of the foregoing, the Parties shall, and shall cause their respective Subsidiaries and Affiliates to, cooperate with each other in connection with the withdrawal of any applications to or termination of proceedings before any Relevant Authority (including any Parent Regulatory Agency and Company Regulatory Agency), in each case to the extent applicable, in connection with the transactions contemplated by the Transaction Documents.

6. Third-Party Beneficiaries. Except for the provisions of Section 3, with respect to which each Releasee is an expressly intended third-party beneficiary thereof, this Agreement is not intended to (and does not) confer on any Person other than the Parties any rights or remedies or impose on any Person other than the Parties any obligations.

7. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the Parties or any of them with respect to the subject matter hereof.

8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction.

9. Submission to Jurisdiction; Appointment of Agent for Service of Process. Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, in any action or proceeding arising out of or relating to this Agreement for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9 in the manner provided for notices in Section 9.4 of the Merger Agreement. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

10. Counterparts. This Agreement may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

11. Specific Performance. The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance to specifically enforce the terms and provisions of this Agreement and to any further equitable relief. The Parties’ rights in this Section 11 are an integral part of this Agreement and each Party hereby waives any objections to any remedy referred to in this Section 11 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 11, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by and on behalf of each the undersigned as of the date first written above.

PFIZER INC.

By:	/s/ Douglas M. Lankler
	Name:	Douglas M. Lankler
	Title:	Executive Vice President, General Counsel

ALLERGAN PLC

By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	Chief Legal Officer and Corporate Secretary

WATSON MERGER SUB INC.

By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	President

ALLERGAN MEDICAL GMBH

By:	/s/ Jan Peters
	Name:	Jan Peters
	Title:	Authorized Signatory

[Signature Page to Termination Agreement]